UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2013

 ANSYS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 22, 2013 to consider and vote on the matters listed below. The proposals are described in detail in the Proxy Statement of the Company dated April 8, 2013 as filed with the Securities and Exchange Commission. The final voting results from the meeting are set forth below.

ANSYS Proposal 1: Election of Directors

Having received a majority of the votes cast in accordance with the Company’s Restated Certificate of Incorporation, the individuals named below were each elected to serve as directors of the Company for three-year terms expiring in 2016:

Name	Votes For	Votes Against
Ronald W. Hovsepian	82,270,407	1,807,250
Barbara V. Scherer	82,360,833	1,718,224
Michael C. Thurk	83,312,654	1,765,201

ANSYS Proposal 2: Non-Binding, Advisory Vote on the Compensation of Named Executive Officers

Having received a majority of the votes from shares present in person or represented by proxy and entitled to vote thereon at the Company’s Annual Meeting, as set forth below, the non-binding advisory vote in favor of the compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions
83,143,189	771,964	256,467

ANSYS Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Having received a majority of the votes cast as set forth below and in accordance with ANSYS’ By-Laws, the selection of Deloitte & Touche LLP as ANSYS’ independent registered public accounting firm for the 2013 fiscal year was ratified.

Votes For	Votes Against	Abstentions
85,722,098	2,742,302	74,876

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, INC.

Date: May 23, 2013	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary